SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2010
APACHE CORPORATION
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification Number)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.	Other Events
On April 15, 2010, Apache Corporation (“Apache”), a Delaware corporation, and Mariner Energy, Inc. (“Mariner”), a Delaware corporation, issued a combined press release announcing the execution of a Merger Agreement among Apache, ZMZ Acquisitions LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Apache (“Merger Sub”), and Mariner (the “Merger Agreement”). Under the terms of the Merger Agreement, Mariner will merge with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of Apache. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
In addition, on April 12, 2010, Apache announced that it had agreed to acquire Devon Energy Corporation’s (“Devon”) oil and gas assets on the Gulf of Mexico Shelf for $1.05 billion. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Additional Information Regarding Transaction with Mariner
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Apache will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Mariner that also constitutes a prospectus of Apache. A definitive proxy statement/prospectus will be mailed to stockholders of Mariner. Apache and Mariner also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MARINER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents are not currently available. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F

Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Apache, Mariner, their respective directors and executive officers, and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Mariner in connection with the proposed transaction. Information regarding Apache’s directors and officers can be found in its proxy statement filed with the SEC on March 31, 2010, and information regarding Mariner’s directors and officers can be found in its proxy statement filed with the SEC on April 1, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Forward-Looking Statements
Statements in this document include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, future plans or other statements other than statements of historical fact, are forward-looking statements. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, including: the timing to consummate the proposed agreement with Mariner; the risk that a condition to closing of the proposed agreement may not be satisfied; the risk that a regulatory approval that may be required for the proposed agreement is not obtained or is obtained subject to conditions that are not anticipated; negative effects from the pendency of the merger; our ability to achieve the synergies and value creation contemplated by the proposed agreement; our ability to promptly and effectively integrate the merged businesses; and the diversion of management time on agreement-related issues. Other factors that could materially affect actual results are discussed in Apache’s and Mariner’s most recent Forms 10-K as well as each company’s other filings with the SEC available at the SEC’s website at www.sec.gov. Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 15, 2010, “Apache Gains Strategic Position in Deepwater Gulf with Mariner Merger”
99.2	Press Release dated April 12, 2010, “Apache to Acquire Devon’s Gulf of Mexico Shelf Assets”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APACHE CORPORATION
Date: April 15, 2010	/s/ Roger B. Plank
Roger B. Plank, President
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated April 15, 2010, “Apache Gains Strategic Position in Deepwater Gulf with Mariner Merger”
99.2	Press Release dated April 12, 2010, “Apache to Acquire Devon’s Gulf of Mexico Shelf Assets”